UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☐                              Filed by a party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Dell Inc.

(Exact name of registrant as specified in its charter)

Michael S. Dell

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

The Rationale for a

Private Dell

June 2013

Michael S. Dell

Presentation to Investors

Dell’s transformation is necessary to navigate a rapidly changing landscape

Dell’s transformation from a PC-focused business to an Enterprise Solutions and Services (ESS)-focused business is critical to its future success, especially as the PC market is changing faster than anticipated.

PC market fundamentals are under significant pressure, with growing threats from the emergence of cloud computing and mobile/tablet products.

Within the PC market, Dell faces increasingly aggressive competition from low cost competitors around the world and shifts in product demand to segments where Dell has historically been weaker.

Dell’s ESS business is growing but faces ongoing integration and competitive risks; Dell’s market share in software and services remains at less than 1%.

Dell’s services business benefits from pull-through from PC and server sales, making the value of Dell’s business even more closely tied to the performance of the PC and server businesses.

Completing Dell’s transformation as quickly as possible is essential.

Dell continues to depend on core PC business performance, which represents a substantial component of operating income and is declining.

ESS operating income is growing – but not fast enough to offset declines in the core PC business.

The Company must adapt to fundamental changes across the enterprise infrastructure environment

Trends in cloud, mobility, virtualization and software-defined networking are driving a revolution in datacenter products and services.

There is an emerging shift away from traditional datacenters toward outsourced and cloud-based delivery models.

Risks and challenges in servers, storage and networking include:

With respect to servers, there is significant potential for further margin erosion due to intensifying competition in x86 servers, and a competitive threat from the rapid shift to cloud computing.

The Company has lost share in storage since ending its re-seller relationship with EMC.

The networking market is expected to be disrupted by software-defined networking.

Significant near-term investment is needed for the Company to succeed in its transformation.

Accomplishing Dell’s transformation is more challenging as a public company

Despite Dell’s investments over several years, the Company’s transformation is still in its initial stages.

Significant incremental investment is required to extend end-to-end IT solutions capabilities, expand sales coverage, compete in emerging markets, invest for growth in the PC and tablet business and simplify and enhance the customer experience.

These steps in Dell’s transformation are needed to restore the Company to health in the long term. In the short term, however, they are likely to lower gross margins, raise the Company’s operating expenses and raise capital expenditures, resulting in lower earnings.

The earnings reported in May reflect the impact from some of the initiatives the Company has already undertaken.

Full implementation of the steps needed to position the Company for the long term is likely to have an even greater negative impact on earnings in the near term than what we have already seen.

Accomplishing Dell’s transformation is more challenging as a public company (cont.)

Taking these actions as a public company could continue to adversely affect Dell’s stock price.

A continuing decline in the public share price would threaten to adversely affect customer perception and make it more difficult to retain employees.

Our Company lives on customer confidence and the commitment of our excellent employees. A lagging public stock price would hurt both.

As a public company, we must take a more cautious approach to our transformation, because we must consider how our stock price will react to the steps we take and what effect that will have on the Company and on customers and employees. This hurts the speed and efficacy of the transformation and is not good for the long-term health of the Company.

Risky transformation has a higher probability of success as a private company

Given the market environment facing the Company, the significant investments and aggressive steps the Company needs to take entail significant risks.

The transition to the “New Dell” is highly dependent on challenged “Core Dell” performance.

The speed of transformation is critical, yet “Core Dell” operating income is declining faster than the growth of “New Dell” operating income.

Dell’s rate of transformation is being outpaced by the rapid market shift to cloud.

As a private company owned by two financially strong equity investors, Dell will be better able to aggressively pursue its long-term business strategy and thereby increase the speed and likelihood of success of the transformation.

Private owners aligned on Dell’s long-term strategy will be able to absorb the risks of the transformation and the likely near-term adverse effects on earnings.

Financially strong equity owners have the resources to provide additional capital if needed.

Commitment to the Company’s long-term strategy and transformation should enhance customer confidence and employee commitment.

As a private company, stock price fluctuations will no longer be a concern.

Why a leveraged recapitalization is not a better solution

Would significantly increase the Company’s business risks.

Adding substantial debt to the Company while leaving it as a public company would decrease the Company’s financial flexibility and hurt the Company’s ability to weather an economic or business downturn. It would also jeopardize customer perception and employee retention.

None of the Company’s public company peers attempts to operate at, or even near, the high levels of debt that a leveraged recapitalization would create.

Would not address the basic issues of remaining a public company.

A leveraged recapitalization would leave the Company as a widely held public company, with all of the issues that make it more difficult, slower and riskier to accomplish the Company’s necessary transformation.

Indeed, a leveraged recapitalization would likely make the public trading price of the Company’s stock even more volatile, thereby exacerbating these issues.

In contrast, as a private company, incremental leverage is not destabilizing because the harmful effects of stock price volatility, including loss of customer confidence, erosion of employee commitment and management distraction from implementing the transformation, are eliminated.

$13.65 per share is the result of a transparent, robust and competitive process

The buyout price was negotiated at arm’s-length through a very rigorous and robust process.

From the outset of the process last August, I made clear that I was ready to participate with whatever sponsor was willing to pay the highest price.

I encouraged each of the private equity sponsors who showed interest in the Company to submit as strong a bid as they could and to assume that I would be willing to participate at the best price they were willing to pay.

Silver Lake made the only binding offer, with a fully committed financing package.

As set forth in the Special Committee’s presentations, the Special Committee went through multiple rounds of price increases with Silver Lake before reaching the final price of $13.65 per share.

I even agreed to take a lower valuation for my shares when the negotiations were at an impasse ($13.36 versus $13.65 to the public) as a means to allow Silver Lake to pay public shareholders a price above its reservation price.

During the go-shop process, I made clear that I was ready to participate with another buyer if another buyer were willing to pay a higher price.

Every other party that has looked at the Company has been unable to reach or exceed a price of $13.65 per share.

What happens if the deal is voted down?

I will remain committed to doing my utmost for the Company.

This is the same message I delivered to the Special Committee when they asked what would happen if they did not agree to a deal.

I founded the Company and I will continue, as I have for the last 29 years, to try to make Dell the best company I can.

I will also oppose the kind of imprudent leveraged recapitalization that has been suggested by certain other parties.

Nevertheless, I believe that if the buyout does not go through, it will create more challenges and risks for the Company.

As outlined above, it will be more difficult for the Company to take the steps that are needed for its transformation if we remain a public company.

In addition, there will be a significant risk of near-term turmoil as a result of uncertainty about the Company’s future, which could harm the Company.

In sum, the buyout is the right choice for the Company, for our shareholders, and for our team members and customers. I urge shareholders to vote in favor of the buyout.

Forward-looking Statements

Any statements in these materials about prospective performance and plans for Dell Inc. (the “Company”), the expected timing of the completion of the proposed merger and the ability to complete the proposed merger, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Factors or risks that could cause our actual results to differ materially from the results we anticipate include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (3) the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement; (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; and (5) the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements included in these materials represent our views as of the date hereof. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10 K for the fiscal year ended February 1, 2013, which was filed with the SEC on March 12, 2013, under the heading “Item 1A— Risk Factors,” and in subsequent reports on Forms 10Q and 8K filed with the SEC by the Company.

Additional Information and Where to Find It

In connection with the proposed merger transaction, the Company filed with the SEC a definitive proxy statement and other relevant documents, including a form of proxy card, on May 31, 2013. The definitive proxy statement and a form of proxy will be mailed to the Company’s stockholders. Stockholders are urged to read the proxy statement and any other documents filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they contain important information about the proposed merger. Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://content.dell.com/us/en/corp/investor-financialreporting. aspx or by directing a request to: Dell Inc. One Dell Way, Round Rock, Texas 78682, Attn: Investor Relations, (512) 728-7800, investor_relations@dell.com

The Company and its directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed merger, and their direct or indirect interests, by security holdings or otherwise, which may be different from those of the Company’s stockholders generally, is set forth in the definitive proxy statement and the other relevant documents filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended February 1, 2013 (as amended with the filing of a Form 10-K/A on June 3, 2013 containing Part III information) and in its definitive proxy statement filed with the SEC on Schedule 14A on May 24, 2012.